Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-45591, 333-59603, 333-63507, 333-68081, 333-69831, 333-80123, 333-90305, 333-41060, 333-123527, 333-144936, 333-177496, 333-192185, 333-205084, and 333-219380) of Office Depot, Inc. of our report dated March 31, 2017 relating to the consolidated financial statements of CompuCom Systems, Inc., which appears in this Current Report on Form 8-K/A of Office Depot, Inc.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

January 19, 2018